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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Dynacq International, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, file number 333-72756, of our opinion dated November 26, 2001, relating to the financial statements of Dynacq International, Inc. appearing in the Form 10-KSB for the year ended August 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


KenWood & Associates, P.C.

Houston, Texas
November 26, 2001